LUXFER

LUXFER REPORTS FIRST QUARTER 2024 RESULTS WITH IMPROVED PROFITABILITY

Raises Adjusted EPS, Adjusted EBITDA and Free Cash Flow Guidance

First Quarter 2024 Highlights

- **First-Quarter Sales:** GAAP Net Sales of $89.4 million, met the expectations set forth in the fourth quarter of 2023.
- **Profitability:** Significant sequential improvement due to enhanced operational efficiencies and product mix.
- **Cash Flow Generation:** Strong performance in net cash provided from continuing operations, which totaled $3.6 million for the quarter—an improvement of $18.0 million compared to first quarter 2023.
- **Raises Guidance:** Adjusted EBITDA $44 to $48 million, Adjusted EPS $0.75 to $0.90, Free Cash Flow $21 to $25 million.

> **As we navigate through the initial months of 2024, our business is showing resilience and improvement, recovering from the high raw materials pricing and stagnant end-market demand experienced last year. We are pleased to report favorable financial results, especially the recovery in Elektron margins, which have significantly improved from the fourth quarter. Our sales performance this quarter was as anticipated, despite prevailing market challenges. Our profitability improved sequentially, driven by a strong product mix and enhanced manufacturing efficiencies. Additionally, we successfully realized an increase in Flameless Ration Heater sales, which were depressed in the latter half of 2023. These achievements highlight our capability and clear direction, setting the stage for ongoing expansion and enhanced shareholder value. We are on track for the year and excited about what the future holds.**
>
> **I am also pleased to report notable progress resulting from our strategic review, both regarding the internal enhancements to our businesses and the positive strides made to sell the Graphic Arts facilities by the end of the year.**
>
> **Andy Butcher**
> **CEO, Luxfer**

Key Results * (amounts in millions, except EPS)

Net Sales and Gross Profits	Q1 2024	Q1 2023	% Change
GAAP Net Sales	$ 89.4	$ 101.3	-11.7%
Adjusted Net Sales[1]	83.1	93.9	-11.5%
GAAP Gross Profit	18.4	21.1	-12.8%
Adjusted Gross Profit[1]	18.5	20.9	-11.5%
Adjusted Gross Margin[1]	22.3%	22.3%	flat

Net Income, Adjusted EBITDA and EPS	Q1 2024	Q1 2023	% Change
GAAP Net Income	$ 2.8	$ 0.5	460%
Adjusted EBITDA[1]	10.5	12.0	-12.5%
GAAP Diluted EPS	$ 0.10	$ 0.02	400%
Adjusted Diluted EPS[1]	0.20	0.24	-16.7%

** Comparative information is relative to prior-year first quarter; results exclude discontinuing operations.*

[1] Note: Adjusted Results Excludes Graphic Arts Business

First Quarter Financials

GAAP net sales of $89.4 million decreased $11.9 million from $101.3 million in the first quarter 2023, including **$14.3** million negative impact from volume/mix, partially offset by **$1.7** million benefit from higher pricing and **$0.7** million positive impact from foreign exchange.

GAAP net income from continuing operations was $2.8 million, or $0.10 earnings per diluted share, compared to $0.5 million, or $0.02 earnings per diluted share, in the first quarter 2023.

Adjusted net income (excluding Graphic Arts) was $5.3 million, or $0.20 per diluted share, compared to $6.4 million, or $0.24 per diluted share, in the first quarter 2023. Adjusted EBITDA (excluding Graphic Arts) of $10.5 million decreased $1.5 million, from $12.0 million. The change included a $7.9 million negative impact from volume/mix, which was partially offset by a $1.6 million benefit from higher prices, a $1.6 million positive impact from net cost deflation, $3.8 million positive impact from other factors, and a $0.6 million negative impact related to foreign exchange.

Strategic Review

Luxfer remains steadfast in its commitment to enhance financial performance and maximize shareholder value, a mission strengthened by its strategic review process initiated in October 2023. This comprehensive assessment has led to several pivotal value enhancing decisions.

First, Luxfer has initiated the sale process for its Graphic Arts business and has made significant progress in marketing the business with the assistance of XMS Capital Partners. Luxfer is on track to sell the business by year-end.

Second, Luxfer is optimistic about the long-term growth prospects of its Gas Cylinders and Elektron segments. These areas are expected to achieve profitable future growth, driven by increasing demand in their respective markets and improved competitive positioning. Thirdly, the review revealed no significant strategic synergies between the Gas Cylinders and Elektron segments. Luxfer continues to monitor business and market performance, to leverage its optionality to unlock shareholder value.

Segment Results * (amounts in millions)


AZ80A
U TYPE 1
CLASS A

Elektron	Q1 2024	Q1 2023	% Change
Net Sales	$ 37.7	$ 52.4	-28.1%
Gross Profit	10.8	15.7	-31.2%
Gross Margin	28.6%	30.0%	-140bps
Adjusted EBITDA	$ 6.4	$ 9.5	-32.6%
Adjusted EBITDA Margin	17.0%	18.1%	-110bps



Gas Cylinders	Q1 2024	Q1 2023	% Change
Net Sales	$ 45.4	$ 41.5	9.4%
Gross Profit	7.7	5.2	48.1%
Gross Margin	17.0%	12.5%	450bps
Adjusted EBITDA	$ 4.1	$ 2.5	64.0%
Adjusted EBITDA Margin	9.0%	6.0%	300bps

** Comparative information is relative to prior-year first quarter; results exclude discontinuing operations and Graphic Arts segment*

Capital Resources and Liquidity Net cash provided from continuing operations for the first quarter 2024, was $3.6 million, an improvement of $18.0 million versus the first quarter 2023. Free cash flow from continuing operations was $2.2 million, an improvement of $18.6 million versus first quarter 2023. On March 31, 2024, net debt totaled $71.6 million, resulting in a net debt to adjusted EBITDA ratio excluding Graphic Arts of 1.7x. During the first quarter 2024, approximately $440,000 of common stock, equating to 50,000 shares was repurchased. Additionally, in the quarter, $3.5 million was returned to shareholders through dividends. 2024 Guidance Update (excluding Graphic Arts) As a result of the better-than-expected improvements in the first quarter and recent recovery of legal fees of $1.3 million early in the second quarter 2024, full-year 2024 guidance has been raised. Adjusted EBITDA is now expected to be between $44 million to $48 million, Adjusted EPS to be in a range of $0.75 to $0.90 and Free Cash Flow between $21 million to $25 million. 2024 Upcoming Investor Relations Events Conferences and NDR Schedule: • May 13th – Sidoti (Virtual NDR) • June 12th – Deutsche Bank 15th Annual Global Industrials, Materials & Building Products Conference (New York City) Q1 2024 Earnings Conference Call Information Luxfer will conduct an investor teleconference at 8:30 a.m. ET Wednesday May 1, 2024. Investors can access this conference via any of the following: • Webcast can be accessed by clicking on this link LXFR Q1 2024 Earnings. • Live Telephone: Call 800-901-2707 within the U.S. or (+1) 785-424-1629 outside the U.S. Please join the call at least 15 minutes before the start time (Conference ID:LXFRQ124). • Webcast Replay: Available on Luxfer’s website beginning at approximately 4:30 p.m. Eastern Time on May 1, 2024. • Telephone Replay: Call 888-566-0150 within the U.S. or +1 402-220-9185 outside the U.S. (for both U.S. and outside the U.S. access code is 6639). • Presentation Material and Podcast: Earnings presentation material and podcasts can be accessed through the Investors portion of the Company’s website at luxfer.com under Quarterly Reports and Presentations.

About Luxfer Luxfer is a global industrial company innovating niche applications in materials engineering. Using its broad array of proprietary technologies, Luxfer focuses on value creation, customer satisfaction, and demanding applications where technical know-how and manufacturing expertise combine to deliver a superior product. Luxfer’s high-performance materials, components, and high-pressure gas containment devices are used in defense and emergency response, clean energy, healthcare, transportation, and general industrial applications. For more information, please visit www.luxfer.com. Luxfer is listed on the New York Stock Exchange and its ordinary shares trade under the symbol LXFR. Non-GAAP Financial Measures Luxfer Holdings PLC prepares its financial statements using U.S. Generally Accepted Accounting Principles (GAAP). When a company discloses material information containing non-GAAP financial measures, SEC regulations require that the disclosure include a presentation of the most directly comparable GAAP measure and a reconciliation of the GAAP and non-GAAP financial measures. Management’s inclusion of non-GAAP financial measures in this release is intended to supplement, not replace, the presentation of the financial results in accordance with GAAP. Luxfer management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company’s business trends and understand the Company’s performance. In addition, management may utilize non-GAAP financial measures as a guide in the Company’s forecasting, budgeting, and long- term planning process. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP. With respect to the Company’s 2024 adjusted earnings per share guidance, the Company is not able to provide a reconciliation of the non-GAAP financial measure to GAAP because it does not provide specific guidance for the various extraordinary, nonrecurring, or unusual charges and other certain items. These items have not yet occurred, are out of the Company’s control, and/or cannot be reasonably predicted. As a result, reconciliation of the non-GAAP guidance measure to GAAP is not available without unreasonable effort, and the Company is unable to address the probable significance of the unavailable information. Forward-Looking Statements This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Examples of such forward-looking statements include but are not limited to: (i) statements regarding the Company’s results of operations and financial condition; (ii) statements of plans, objectives or goals of the Company or its management, including those related to financing, products, or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “forecasts,” and “plans,” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. By their very nature, forward- looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that the predictions, forecasts, projections, and other forward-looking statements will not be achieved. The Company cautions that several important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates, and intentions expressed in such forward-looking statements. These factors include but are not limited to: (i) lower than expected future sales; (ii) increasing competitive industry pressures; (iii) general economic conditions or conditions affecting demand for the products and services it offers, both domestically and internationally; (iv) worldwide economic and business conditions and conditions in the industries in which the Company operates; (v) geopolitcal issues (vi) fluctuations in the cost of raw materials, utilities, and other inputs; (vii) currency fluctuations and hedging risks; (viii) the Company’s ability to protect its intellectual property; (ix) the significant amount.

Forward-Looking Statements (continued) of indebtedness the Company has incurred and may incur and the obligations to service such indebtedness and to comply with the covenants contained therein; and (x) risks related to the impact of COVID-19. The Company cautions that the foregoing list of important factors are not exhaustive. These factors are more fully discussed in the sections entitled “Forward-Looking Statements” and “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the U.S. Securities and Exchange Commission on February 27, 2024. When relying on forward-looking statements to make decisions with respect to the Company, investors and others should carefully consider the foregoing factors and other uncertainties and events. Forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise any such statement, whether because of new information, future events, or otherwise. Contact Info: Kevin Cornelius Grant Vice President of Investor Relations and Business Development Kevin.Grant@luxfer.com

Luxfer Holdings PLC LUXFER HOLDINGS PLC CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED) First Quarter In millions, except share and per share data 2024 2023 Net sales $ 89.4 $ 101.3 Cost of goods sold (71.0) (80.2) Gross profit 18.4 21.1 Selling, general and administrative expenses (11.6) (12.5) Research and development (1.2) (1.2) Restructuring charges (0.7) (0.3) Acquisition and disposal related costs (0.2) — Other income 0.2 — Operating income 4.9 7.1 Interest expense (1.4) (1.3) Defined benefit pension credit / (charge) 0.3 (8.9) Income / (loss) before income taxes 3.8 (3.1) (Provision) / credit for income taxes (1.0) 3.6 Net income from continuing operations 2.8 0.5 Net (loss) / income from discontinued operations $ (0.1) $ — Net income $ 2.7 $ 0.5 Earnings per share1 Basic from continuing operations $ 0.10 $ 0.02 Basic from discontinued operations2 $ — $ — Basic $ 0.10 $ 0.02 Diluted from continuing operations $ 0.10 $ 0.02 Diluted from discontinued operations2 $ — $ — Diluted $ 0.10 $ 0.02 Weighted average ordinary shares outstanding Basic 26,820,968 26,921,010 Diluted 26,866,976 27,071,494 1 The calculation of earnings per share is performed separately for continuing and discontinued operations. As a result, the sum of the two in any particular period may not equal the earnings-per-share amount in total. 2 The loss per share for discontinued operations in the First Quarter of 2024 has not been diluted, since the incremental shares included in the weighted-average number of shares outstanding would have been anti-dilutive.

LUXFER HOLDINGS PLC CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) March 31, December 31, In millions, except share and per share data 2024 2023 Current assets Cash and cash equivalents $ 6.8 $ 2.3 Restricted cash 0.3 0.3 Accounts and other receivables, net of allowances of $1.4 and $0.7, respectively 59.9 59.9 Inventories 88.9 95.9 Current assets held-for-sale 27.8 8.9 Other current assets 1.5 1.5 Total current assets $ 185.2 $ 168.8 Non-current assets Property, plant and equipment, net $ 62.7 $ 63.8 Right-of-use assets from operating leases 14.5 15.4 Goodwill 67.2 67.5 Intangibles, net 11.8 12.0 Deferred tax assets 3.7 3.9 Investments and loans to joint ventures and other affiliates 0.4 0.4 Pensions and other retirement benefits 40.5 40.3 Total assets $ 386.0 $ 372.1 Current liabilities Current maturities of long-term debt and short-term borrowings $ 0.3 $ 4.6 Accounts payable 30.9 26.5 Accrued liabilities 22.8 20.9 Taxes on income 2.3 — Current liabilities held-for-sale 8.0 3.9 Other current liabilities 8.0 8.9 Total current liabilities $ 72.3 $ 64.8 Non-current liabilities Long-term debt $ 78.1 $ 67.6 Pensions and other retirement benefits — 0.1 Deferred tax liabilities 10.2 10.2 Other non-current liabilities 15.1 16.8 Total liabilities $ 175.7 $ 159.5 Commitments and contingencies (Note 15) Shareholders' equity Ordinary shares of £0.50 par value; authorized 40,000,000 shares for 2024 and 2023; issued and outstanding 28,944,000 for 2024 and 2023 $ 26.5 $ 26.5 Additional paid-in capital 223.9 223.5 Treasury shares (23.3) (22.9) Company shares held by ESOP (0.9) (0.9) Retained earnings 103.5 104.3 Accumulated other comprehensive loss (119.4) (117.9) Total shareholders' equity $ 210.3 $ 212.6 Total liabilities and shareholders' equity $ 386.0 $ 372.1

LUXFER HOLDINGS PLC CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) First Quarter In millions 2024 2023 Operating activities Net income $ 2.7 $ 0.5 Net (loss) / income from discontinued operations (0.1) — Net income from continuing operations $ 2.8 $ 0.5 Adjustments to reconcile net income to net cash used by operating activities Depreciation 2.2 3.1 Amortization of purchased intangible assets 0.2 0.2 Amortization of debt issuance costs 0.1 0.1 Share-based compensation charges 0.6 0.6 Deferred income taxes 0.1 1.2 Defined benefit pension charge 0.3 8.9 Defined benefit pension contributions — (2.3) Changes in assets and liabilities Accounts and other receivables (6.9) (2.3) Inventories (8.2) (17.1) Current assets held-for-sale 0.7 1.5 Other current assets — — Accounts payable 5.7 (2.4) Accrued liabilities 3.1 (1.0) Current liabilities held-for-sale 0.6 (0.9) Other current liabilities 3.7 (3.5) Other non-current assets and liabilities (1.4) (1.0) Net cash provided / (used) by operating activities - continuing 3.6 (14.4) Net cash provided by operating activities - discontinued 0.1 — Net cash provided / (used) by operating activities $ 3.7 $ (14.4) Investing activities Capital expenditures $ (1.4) $ (2.0) Net cash used by investing activities - continuing (1.4) (2.0) Net cash used by investing activities - discontinued (0.1) — Net cash used by investing activities $ (1.5) $ (2.0) Financing activities Repayment of bank overdraft $ (4.3) $ — Net drawdown of long-term borrowings $ 10.6 $ 9.9 Repurchase of own shares (0.4) (0.8) Share-based compensation cash paid (0.1) (0.3) Dividends paid (3.5) (3.5) Net cash provided by financing activities $ 2.3 $ 5.3 Effect of exchange rate changes on cash and cash equivalents — 0.3 Net increase / (decrease) $ 4.5 $ (10.8) Cash, cash equivalents and restricted cash; beginning of year 2.6 12.9 Cash, cash equivalents and restricted cash; end of the First Quarter 7.1 2.1 Supplemental cash flow information: Interest payments $ 1.4 $ 1.4 Income tax receipts, net — (0.5)

LUXFER HOLDINGS PLC

SUPPLEMENTAL INFORMATION

SEGMENT INFORMATION (UNAUDITED)

	Net sales		Adjusted EBITDA	
	First Quarter		First Quarter	
In millions	**2024**	**2023**	**2024**	**2023**
Gas Cylinders segment	**$ 45.4**	$ 41.5	**$ 4.1**	$ 2.5
Elektron segment	**37.7**	52.4	**6.4**	9.5
Excluding Graphic Arts segment	**83.1**	93.9	**10.5**	12.0
Graphic Arts segment	**6.3**	7.4	**(1.7)**	(0.7)
Consolidated	**$ 89.4**	$ 101.3	**$ 8.8**	$ 11.3

	Depreciation and amortization		Restructuring charges	
	First Quarter		First Quarter	
In millions	**2024**	**2023**	**2024**	**2023**
Gas Cylinders segment	**$ 0.8**	$ 1.1	**$ 0.5**	$ 0.3
Elektron segment	**1.6**	1.7	**0.2**	—
Excluding Graphic Arts segment	**2.4**	2.8	**0.7**	0.3
Graphic Arts segment	**—**	0.5	**—**	—
Consolidated	**$ 2.4**	$ 3.3	**$ 0.7**	$ 0.3

	Gross Profit	
	First Quarter	
In millions	**2024**	**2023**
Gas Cylinders segment	**$ 7.7**	$ 5.2
Elektron segment	**10.8**	15.7
Excluding Graphic Arts segment	**18.5**	20.9
Graphic Arts segment	**(0.1)**	0.2
Consolidated	**$ 18.4**	$ 21.1

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE

(UNAUDITED)

In millions except per share data	First Quarter 2024 Continuing operations	First Quarter 2024 Graphic Arts	First Quarter 2024 Adjusted Total	First Quarter 2023 Continuing operations	First Quarter 2023 Graphic Arts	First Quarter 2023 Adjusted Total
Net income / (loss)	$ 2.8	$ (1.6)	$ 4.4	$ 0.5	(1.0)	$ 1.5
Accounting charges relating to acquisitions and disposals of businesses:						
Amortization on acquired intangibles	0.2	—	0.2	0.2	—	0.2
Acquisition and disposal related charge	0.2	0.2	—	—	—	—
Defined benefit pension (credit) / charge	(0.3)	—	(0.3)	8.9	—	8.9
Restructuring charge	0.7	—	0.7	0.3	—	0.3
Share-based compensation charge	0.6	0.1	0.5	0.6	—	0.6
Tax impact of defined benefit settlement	—	—	—	(4.9)	—	(4.9)
Income tax on adjusted items	(0.2)	—	(0.2)	(0.2)	—	(0.2)
Adjusted net income / (loss)	$ 4.0	$ (1.3)	$ 5.3	$ 5.4	$ (1.0)	$ 6.4
Adjusted earnings per ordinary share [(1)]						
Diluted earnings / (loss) per ordinary share	$ 0.10	$ (0.06)	$ 0.16	$ 0.02	$ (0.04)	$ 0.06
Impact of adjusted items	0.05	0.01	0.04	0.18	—	0.18
Adjusted diluted earnings / (loss) per ordinary share	$ 0.15	$ (0.05)	$ 0.20	$ 0.20	$ (0.04)	$ 0.24

(1) For the purpose of calculating diluted earnings per share, the weighted average number of ordinary shares outstanding during the financial year has been adjusted for the dilutive effects of all potential ordinary shares and share options granted to employees, except where there is a loss in the period, then no adjustment is made.

ADJUSTED EBITDA (UNAUDITED)

In millions except per share data	First Quarter 2024 Continuing operations	First Quarter 2024 Graphic Arts	First Quarter 2024 Adjusted Total	First Quarter 2023 Continuing operations	First Quarter 2023 Graphic Arts	First Quarter 2023 Adjusted Total
Adjusted net income from continuing operations	$ 4.0	$ (1.3)	$ 5.3	$ 5.4	$ (1.0)	$ 6.4
Add back:						
Income tax on adjusted items	0.2	—	0.2	0.2	—	0.2
Provision / (credit) for income taxes	1.0	(0.4)	1.4	(3.6)	(0.2)	(3.4)
Tax impact of defined benefit pension settlement	—	—	—	4.9	—	4.9
Net finance costs	1.4	—	1.4	1.3	—	1.3
Adjusted EBITA	6.6	(1.7)	8.3	8.2	(1.2)	9.4
Depreciation	2.2	—	2.2	3.1	0.5	2.6
Adjusted EBITDA	8.8	(1.7)	10.5	11.3	(0.7)	12.0

ADJUSTED EFFECTIVE TAX RATE

(UNAUDITED)

	First Quarter					
In millions except per share data	2024			2023		
	Continuing operations	**Graphic Arts**	**Adjusted Total**	**Continuing operations**	**Graphic Arts**	**Adjusted Total**
Adjusted net income from continuing operations	**$ 4.0**	**$ (1.3)**	**$ 5.3**	$ 5.4	$ (1.0)	$ 6.4
Add back:						
Income tax on adjusted items	**0.2**	**—**	**0.2**	0.2	—	0.2
Tax impact of defined benefit pension settlement	**—**	**—**	**—**	4.9	—	4.9
Provision / (credit) for income taxes	**1.0**	**(0.4)**	**1.4**	(3.6)	(0.2)	(3.4)
Adjusted income from continuing operations before income taxes	**5.2**	**(1.7)**	**6.9**	6.9	(1.2)	8.1
Adjusted provision / (credit) for income taxes	**1.2**	**(0.4)**	**1.6**	1.5	(0.2)	1.7
Adjusted effective tax rate from continuing operations	**23.1 %**	**23.5 %**	**23.2 %**	21.7 %	16.7 %	21.0 %

NET DEBT RATIO

(UNAUDITED)

	First Quarter
In millions	**2024**
Cash and cash equivalents	**$ 6.8**
Total debt	**(78.4)**
Net debt	**71.6**
Adjusted EBITDA	**36.3**
Net debt to EBITDA ratio	**2.0**
Adjusted EBITDA excluding Graphic Arts segment	**41.8**
Net debt to EBITDA ratio excluding Graphic Arts segment	**1.7**

FREE CASH FLOW

(UNAUDITED)

	First Quarter	
In millions	**2024**	**2023**
Net cash provided / (used) by continuing operating activities	**$ 3.6**	$ (14.4)
Net cash provided by Graphic Arts operating activities	**—**	—
Net cash provided by continuing operating activities excluding Graphic Arts	**3.6**	(14.4)
Capital expenditures	**(1.4)**	(2.0)
Graphic Arts capital expenditures	**—**	—
Capital expenditures excluding Graphic Arts	**(1.4)**	(2.0)
Free cash flow	**$ 2.2**	**$ (16.4)**
Free cash flow excluding Graphic Arts	**$ 2.2**	**$ (16.4)**